BDO        BDO Seidman, LLP                    Nassau West Corporate Center II
           Accountants and Consultants         50 Charles Lindbergh Boulevard
                                               Mitchel Field, New York  11553
                                               Telephone: (516) 222-7000
                                               Fax:  (516) 222-8017



                                   EXHIBIT 16




May 30, 1997



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549


Gentlemen:


We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on May 23, 1997, to be filed by our former client, Synergistic Holdings Corp. (also D/B/A Salex Holding Corporation). We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,



/s/ BDO Seidman, LLP
---------------------